Exhibit 99.1

TERMINATION OF JOINT FILING AGREEMENT

March 20, 2017

Each of the undersigned is a party to that certain Joint Filing Agreement, dated September 9, 2016 (the “Group Agreement”).  Each of the undersigned hereby agrees that the Group Agreement is terminated effective immediately.

 [Signature page follows]

Signature Page to Termination of Joint Filing Agreement

BLR Partners LP

By:	BLRPart, LP General Partner

By:	BLRGP Inc. General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

BLRPart, LP

By:	BLRGP Inc. General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

BLRGP Inc.

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

Fondren Management, LP

By:	FMLP Inc. General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

/s/ Bradley L. Radoff
Bradley L. Radoff

Signature Page to Termination of Joint Filing Agreement

Perry J. Radoff, P.C. Profit Sharing Plan

By:	/s/ Perry J. Radoff
	Name:	Perry J. Radoff
	Title:	Trustee

/s/ Perry J. Radoff
Perry J. Radoff

Middle Stump, Inc.

By:	/s/ Jonathan Kagan
	Name:	Jonathan Kagan
	Title:	President and Sole Director

/s/ Jonathan Kagan
Jonathan Kagan

/s/ Joshua E. Schechter
Joshua E. Schechter